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                                                                      EXHIBIT 99


busybox.com, inc.                               CONTACT:  JON M. BLOODWORTH
15113 Sunset Blvd., Suite 1                     Chief Executive Officer
Pacific Palisades, California  90272            Phone:  (310) 459-9015
                                                EMAIL:  JBLOODWORTH@BUSYBOX.COM


FOR IMMEDIATE RELEASE


                           BUSYBOX ANNOUNCES DELISTING
                         FROM THE NASDAQ SMALLCAP MARKET

         PACIFIC PALISADES, CA, APRIL 4, 2001 - busybox.com, inc., (Nasdaq:
BUSY; BUSYW) ("Busybox" or the "Company") announced today that on March 28, 2001, the Company received notification from The Nasdaq Stock Market ("Nasdaq") that Nasdaq has determined to delist the Company's common stock from The Nasdaq SmallCap Market at the opening of business on April 5, 2001, due to its failure to maintain a minimum bid price of $1.00 as required by Marketplace Rule 4310(c)(4).

         The Company's common stock and warrants will trade on the OTC Bulletin Board ("OTCBB") effective April 5, 2001 under the symbols "BUSY" and "BUSYW", respectively. The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices, and volume information in over-the-counter equity securities.

About Busybox.com, inc.:

         Founded in 1995, Busybox is a Los Angeles-based company that develops, distributes, and sells digital imagery over the Internet, as well as on videotape and CD-ROM. The Company's preeminent product, the BusyboxPro professional product suite, offers thousands of stock video images and allows customers the ability to immediately buy and download stock cinematography online, royalty-free. BusyboxPro, launched in July 2000, features affordable pricing and establishes a new benchmark in the digital video market by giving customers unrestricted use of the digital video and cinematography in commercials, broadcasts, presentations, corporate videos, multimedia and Web applications. Recently announced new products include 18 royalty-free video footage CD collections. For more product information, visit http://www.busyboxpro.com or visit Busybox's corporate Web site at http://www.busybox.com.

         THIS DOCUMENT INCLUDES "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, BASED ON CURRENT MANAGEMENT EXPECTATIONS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE MANAGEMENT EXPECTATIONS. FACTORS THAT COULD CAUSE FUTURE RESULTS TO VARY FROM CURRENT MANAGEMENT EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO, GENERAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, RATES AND REGULATIONS OF FEDERAL AND STATE TAX AUTHORITIES, INDUSTRY COMPETITION, CHANGES IN ACCOUNTING PRINCIPLES, POLICIES AND GUIDELINES, AND OTHER ECONOMIC,


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COMPETITIVE, GOVERNMENTAL AND TECHNOLOGICAL FACTORS AFFECTING THE COMPANY'S
OPERATIONS, MARKETS, PRODUCTS, SERVICES AND PRICES. FURTHER DESCRIPTION OF THE RISKS AND UNCERTAINTIES TO THE BUSINESS ARE INCLUDED IN DETAIL IN THE COMPANY'S QUARTERLY REPORT ON FORM 10-QSB FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2000 AND REGISTRATION STATEMENT ON FORM SB-2, AS AMENDED, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 24, 2000.


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